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                 TRUST INDENTURE AND MORTGAGE 637

                     Dated as of May 20, 1996

                             Between

                   CONTINENTAL AIRLINES, INC.,

                              Owner

                               and

                    WILMINGTON TRUST COMPANY,
                 not in its individual capacity,
                except as expressly stated herein,
                   but solely as Loan Trustee,

                           Loan Trustee

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                     EQUIPMENT NOTES COVERING
                   ONE BOEING 737-524 AIRCRAFT
              BEARING U.S. REGISTRATION MARK N33637

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



                        TABLE OF CONTENTS

                                                                      Page

GRANTING CLAUSE......................................................... 1

  ARTICLE I    DEFINITIONS.............................................. 4

  ARTICLE II   THE EQUIPMENT NOTES...................................... 4

  SECTION 2.01.  Form of Equipment Notes.................................4
  SECTION 2.02.  Issuance and Terms of Equipment Notes...................8
  SECTION 2.03.  [Intentionally Omitted]................................10
  SECTION 2.04.  Method of Payment......................................10
  SECTION 2.05.  Application of Payments................................12
  SECTION 2.06.  Termination of Interest in Collateral..................13
  SECTION 2.07.  Registration, Transfer and Exchange
                   of Equipment Notes...................................13
  SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
                   Equipment Notes......................................14
  SECTION 2.09.  Payment of Expenses on Transfer; Cancellation..........15
  SECTION 2.10.  Mandatory Redemptions of Equipment Notes...............15
  SECTION 2.11.  Voluntary Redemptions of Equipment Notes...............15
  SECTION 2.12.  Redemptions; Notice of Redemption......................16
  SECTION 2.13.  Subordination..........................................16

  ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF
               PAYMENTS.................................................17

  SECTION 3.01.  Distribution of Payments...............................17
  SECTION 3.02.  Event of Loss; Replacement; Optional Redemption........18
  SECTION 3.03.  Payments After Event of Default........................20
  SECTION 3.04.  Certain Payments.......................................22
  SECTION 3.05.  Other Payments.........................................22

  ARTICLE IV   COVENANTS OF THE OWNER...................................23

  SECTION 4.01.  Liens..................................................23
  SECTION 4.02.  Possession, Operation and Use, Maintenance,
                   Registration and Insignia............................23
  SECTION 4.03.  Inspection.............................................29
  SECTION 4.04.  Replacement and Pooling of Parts; Alterations,
                   Modifications and Additions; Substitution
                   of Engines...........................................30
  SECTION 4.05.  Loss, Destruction or Requisition.......................33
  SECTION 4.06.  Insurance..............................................38
  SECTION 4.07.  Filings................................................43
  SECTION 4.08.  Corporate Existence....................................43
  SECTION 4.09.  Merger, Consolidation, Etc.............................43

  ARTICLE V    EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE..............44

  SECTION 5.01.  Event of Default.......................................44
  SECTION 5.02.  Remedies...............................................46
  SECTION 5.03.  Return of Aircraft, Etc................................47

  SECTION 5.04.  Remedies Cumulative....................................48
  SECTION 5.05.  Discontinuance of Proceedings..........................48
  SECTION 5.06.  Waiver of Past Defaults................................49
  SECTION 5.07.  Appointment of Receiver................................49
  SECTION 5.08.  Loan Trustee Authorized to Execute Bills
                   of Sale, Etc.........................................49
  SECTION 5.09.  Rights of Note Holders to Receive Payment..............49


  ARTICLE VI   DUTIES OF THE LOAN TRUSTEE...............................50

  SECTION 6.01.  Notice of Event of Default.............................50
  SECTION 6.02.  Action Upon Instructions; Certain Rights and
                   Limitations..........................................50
  SECTION 6.03.  Indemnification........................................51
  SECTION 6.04.  No Duties Except as Specified in Trust
                   Indenture or Instructions............................51
  SECTION 6.05.  No Action Except Under Trust Indenture
                   or Instructions......................................52
  SECTION 6.06.  Investment of Amounts Held by Loan Trustee.............52


  ARTICLE VII  THE LOAN TRUSTEE.........................................52

  SECTION 7.01.  Acceptance of Trusts and Duties........................52
  SECTION 7.02.  Absence of Duties......................................53
  SECTION 7.03.  No Representations or Warranties as to Aircraft
                   or Documents.........................................53
  SECTION 7.04.  No Segregation of Monies; No Interest..................53
  SECTION 7.05.  Reliance; Agreements; Advice of Counsel................54
  SECTION 7.06.  Compensation...........................................54
  SECTION 7.07.  Instructions from Note Holders.........................55


  ARTICLE VIII  INDEMNIFICATION.........................................55

  SECTION 8.01.  Scope of Indemnification...............................55


  ARTICLE IX   SUCCESSOR AND SEPARATE TRUSTEES..........................55

  SECTION 9.01.  Resignation of Loan Trustee; Appointment
                   of Successor.........................................55
  SECTION 9.02.  Appointment of Additional and Separate Trustees........56

  ARTICLE X    SUPPLEMENTS AND AMENDMENTS TO THIS TRUST
               INDENTURE AND OTHER DOCUMENTS............................58

  SECTION 10.01.  Instructions of Majority; Limitations.................58
  SECTION 10.02.  Trustee Protected.....................................59
  SECTION 10.03.  Documents Mailed to Note Holders......................59
  SECTION 10.04.  No Request Necessary for Trust
                    Indenture Supplement................................59

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  ARTICLE XI   MISCELLANEOUS............................................60

  SECTION 11.01.  Termination of Trust Indenture........................60
  SECTION 11.02.  No Legal Title to Collateral in Note Holders..........60
  SECTION 11.03.  Sale of Aircraft by Loan Trustee Is Binding...........60
  SECTION 11.04.  Trust Indenture for Benefit of Owner, Loan
                    Trustee, and Note Holders...........................60
  SECTION 11.05.  Notices...............................................61
  SECTION 11.06.  Severability..........................................61
  SECTION 11.07.  No Oral Modification or Continuing Waivers............61
  SECTION 11.08.  Successors and Assigns................................61
  SECTION 11.09.  Headings..............................................62
  SECTION 11.10.  Governing Law; Counterpart Form.......................62
  SECTION 11.11.  Voting By Note Holders................................62
  SECTION 11.12.  Bankruptcy............................................62


ANNEX A         Definitions
EXHIBIT A       Form of Trust Indenture and Mortgage Supplement
SCHEDULE I      Equipment Notes Amortization

                 TRUST INDENTURE AND MORTGAGE 637

           TRUST INDENTURE AND MORTGAGE 637, dated as of May 20, 1996 ("Trust Indenture") between CONTINENTAL AIRLINES, INC., a Delaware corporation ("Owner"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its successors hereunder, the "Loan Trustee").

                        W I T N E S S E T H

           WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

           WHEREAS, the parties desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Loan Trustee, as part of the Collateral hereunder, among other things, of all of the Owner's right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner's obligations to the Loan Trustee, for the ratable benefit and security of the Note Holders;

           WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Owner; and

           WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

                          GRANTING CLAUSE

           NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Equipment Notes, for the benefit of the Note Holders and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the

Loan Trustee, its successors in trust and assigns, for the security and benefit of the Note Holders, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which collectively, including all property hereafter specifically subjected to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"), to wit:

           (1) The Airframe which is one Boeing 737-524 aircraft with the FAA Registration number of N33637 and the manufacturer's serial number of 27540 and Engines, each of which Engines is a CFM International, Inc. 56-3 engine with the manufacturer's serial numbers of 858302 and 858306, is of 750 or more rated takeoff horsepower or the equivalent of such horsepower as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed on or attached to the Airframe or any other airframe, together with all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts);

           (2) All logs, records and data, non-proprietary manuals supplied to the Owner by vendors and manufacturers (to the extent the same can be so assigned without the consent of any such vendor or manufacturer) and inspection, modification, maintenance and overhaul records and other documents, in each case, maintained in respect of the Airframe and Engines, including without limitation all such logs, records, data and other documents maintained pursuant to requirements of the FAA (collectively, "Aircraft Documents");

           (3) The Purchase Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner's other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement;

           (4) All proceeds with respect to the requisition of title to the Aircraft or any part thereof or any other property described in any of these Granting Clauses or from the sale or other disposition of the Aircraft or such part or other property described in any of these Granting Clauses by the Loan Trustee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to the Aircraft or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

           (5) All moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Loan
Trustee by or for the account of the Owner pursuant to any term hereof or held or required to be held by the Loan Trustee hereunder; and

           (6)  All proceeds of the foregoing.

           PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under any Indenture, (a) the Loan Trustee shall not take or cause to be taken any action contrary to the Owner's right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Loan Trustee, with respect to the Purchase Agreement, to exercise in the Owner's name all rights and powers of the buyer under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Loan Trustee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Owner thereunder.

           TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.13 and Article III hereof without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (6) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

           It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements, to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Loan Trustee, and the Note Holders shall have no obligation or liability under the Indenture Agreements, by reason of or arising out of the assignment hereunder, nor shall the Loan Trustee or the Note Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

           The Owner does hereby constitute the Loan Trustee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds), due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises; provided that the Loan Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

           The Owner agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Loan Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

           IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                             ARTICLE I

                            DEFINITIONS

           Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

                            ARTICLE II

                        THE EQUIPMENT NOTES

               SECTION 2.01. Form of Equipment Notes

 The                          Equipment Notes shall be
                              substantially in the form set forth
                              below:

    THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO
   THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND
       SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                    REGISTRATIONS IS AVAILABLE.

                    CONTINENTAL AIRLINES, INC.

   SERIES [_____] EQUIPMENT NOTE DUE [______________] ISSUED IN
 CONNECTION WITH THE BOEING MODEL 737-524 AIRCRAFT BEARING UNITED
                STATES REGISTRATION NUMBER N33637.

No. _____                                         Date: [________,


                       $______________________

           INTEREST RATE                      MATURITY DATE
             [_______]                      [__________, ____]

           CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Owner") hereby promises to pay to _______________, or the registered assignee thereof, the principal sum of $__________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on July 2, 1996, and thereafter on October 2, January 2, April 2 and July 2 of each year, to and including _________, ____. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

           For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Mortgage 637, dated as of May 20, 1996, between the Owner and Wilmington Trust Company (the "Loan Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

           This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

           The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

           There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee or at the office of any successor in the manner provided in
Section 2.07 of the Trust Indenture.

           The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter by the Loan Trustee to the Owner for cancellation.

           The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of Original Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

           This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

           As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

           Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Loan Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither of the Owner nor the Loan Trustee shall be affected by notice to the contrary.

           This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise.

           [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes]1 [Series A and Series B Equipment Notes]2 [Series A, Series B and Series C Equipment Notes]3, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Loan Trustee his attorney-in-fact for such purpose.]*

           Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

           THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                           *    *    *

           IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.


                               CONTINENTAL AIRLINES, INC.


                               By_________________________________
                                 Name:
                                 Title:

- ---------------

1.   To be inserted in the case of a Series B Equipment Note.

2.   To be inserted in the case of a Series C Equipment Note.

3.   To be inserted in the case of a Series D Equipment Note.

* To be inserted for each Equipment Note other than any Series A Equipment Note.

           LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

                                    WILMINGTON TRUST COMPANY,
                                         as Loan Trustee


                                    By____________________________
                                      Name:
                                      Title:


                            SCHEDULE I

                    EQUIPMENT NOTE AMORTIZATION

                                        Percentage of
                                     Original Amount to
      Payment Date                        be Paid
      ------------                   ------------------


                [SEE SCHEDULE I TO TRUST INDENTURE
                 WHICH IS INSERTED UPON ISSUANCE]

                               * * *

           SECTION 2.02.  Issuance and Terms of Equipment Notes

           The Equipment Notes shall be dated the date of issuance thereof, shall be issued in four separate series consisting of Series A, Series B, Series C and Series D and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the date hereof, each Initial Equipment Note shall be issued to the Pass Through Trustees (or their designee) under the Pass Through Trust Agreements as shall be set forth in Schedule II to be attached hereto in connection therewith. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

           Each Equipment Note shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on July 2, 1996, and on each October 2, January 2, April 2, and July 2 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in
Schedule I hereto which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

           The Owner agrees to pay to the Loan Trustee for distribution in accordance with Section 3.04 hereof (a) any and all indemnity amounts payable by the Owner to (i) the Loan Trustee in its individual capacity, (ii) the Note Holders, (iii) the Subordination Agent, (iv) the Liquidity Provider and (v) the

Pass Through Trustees, in each case pursuant to Section 10.1 of the Note Purchase Agreement, (b) (i) an amount equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (as defined in each of the Operative Leases and hereunder); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07(a)(i) of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) if any payment default shall have occurred and be continuing with respect to interest on any Series A Equipment Note, Series B Equipment Note or Series C Equipment Note, (x) the amount equal to interest on any Unpaid Advance or Applied Downgrade Advance payable under Section 3.07(a)(i) of each Liquidity Facility minus Investment Earnings from any Final Advance multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of the acceleration of any such Equipment Notes) and the denominator of which shall be the aggregate overdue amounts of interest on all "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (as defined in each of the Operative Leases and hereunder) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (iv) Owner's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii) or (iii) above) and any other amounts owed to the Liquidity Provider under
Section 9 of the Note Purchase Agreement and Section 11 of each Refunding Agreement, (c) Owner's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements and (d) Owner's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Owner's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of the Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of (x) the Equipment Notes and
(y) all "Equipment Notes" issued under (and as defined in) each of the Refunding Agreements. For purposes of this paragraph, "Applied Downgrade Advance", "Cash Collateral Account",

"Downgrade Advance", "Final Advance", "Investment Earnings" and
"Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

           The Equipment Notes shall be executed on behalf of the Owner by its President or one of its Vice Presidents or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Loan Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Loan Trustee upon the written request of the Owner signed by a Vice President or other authorized officer of the Owner; provided, however, that each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Loan Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

           The aggregate Original Amount of the Equipment Notes to be issued and outstanding hereunder shall be $21,599,852.

           SECTION 2.03.  [Intentionally Omitted]

           SECTION 2.04.  Method of Payment

           (a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 noon, New York City time, on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in

Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Loan Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:00 noon, New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Loan Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Loan Trustee shall be affected by any notice to the contrary.

           (b) The Loan Trustee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

           If a Note Holder which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form 1001 or W-8 (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Loan Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Loan Trustee has no reason to believe that any information set forth in such form is inaccurate), the Loan Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form 4224 in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Loan Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Loan Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Loan Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Loan Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Loan Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

           SECTION 2.05.  Application of Payments

           In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

           First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue

      Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

           Second: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

           Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment
      Note; and

           Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment
Note in the inverse order of their normal maturity.

           SECTION 2.06.  Termination of Interest in Collateral

           A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then payable to such Note Holder or the Loan Trustee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner (collectively, the "Secured Obligations") shall have been paid in full.

           SECTION 2.07.  Registration, Transfer and Exchange of
Equipment Notes

           The Loan Trustee shall keep a register (the "Equipment Note Register") in which the Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section
2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment
Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Loan Trustee and such change is reflected on the Equipment Note Register. The Loan Trustee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Trust Indenture. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Loan Trustee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

           SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
Equipment Notes

           If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Loan Trustee such security or indemnity as may be required by them to save the Owner and the Loan Trustee harmless and evidence satisfactory to the Owner and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Owner and Loan Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder of the requirements set forth in this Section 2.08, Loan Trustee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

           SECTION 2.09.  Payment of Expenses on Transfer;
Cancellation

           (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

           (b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment
Notes.

           SECTION 2.10.  Mandatory Redemptions of Equipment Notes

           On the date on which Owner is required pursuant to
Section 4.05 hereof to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder to the Note Holders but without Make-Whole Amount.

           SECTION 2.11.  Voluntary Redemptions of Equipment Notes

           Any or all of the Equipment Notes may be redeemed by the Owner at any time upon at least 30 days' revocable prior written notice to the Loan Trustee and the Note Holders (such notice to become irrevocable on the third day prior to the date on which such Equipment Notes are to be redeemed), and the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder to the Note Holders plus, if such redemption occurs on or prior to the Premium Termination Date, Make-Whole Amount, if any.

           SECTION 2.12.  Redemptions; Notice of Redemption

           (a) Neither any redemption of any Equipment Note nor any purchase by the Owner of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Loan Trustee.

           (b) Notice of redemption or purchase with respect to the Equipment Notes shall be given by the Loan Trustee by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Equipment Note Register. All notices of redemption shall state:
(1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

           (c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with the Loan Trustee by 12:00 noon on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

           (d) Notice of redemption or purchase having been given as aforesaid, the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

           SECTION 2.13.  Subordination

           (a) The Owner and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(vi) hereof, except as expressly provided in Article III hereof.

           (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Loan Trustee in the form received to be applied as provided in Article III hereof.

           (c) As used in this Section 2.13, the term "Senior Holder" shall mean, (i) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full and (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full.

                            ARTICLE III

         RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

           SECTION 3.01.  Distribution of Payments

           Except as otherwise provided in Section 3.03 hereof, each periodic payment of principal or interest and any payment received by the Loan Trustee pursuant to Section 5.02 hereof shall be promptly distributed in the following order of priority:

First, (i)   so much of such installment or payment as shall be
             required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

      (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

      (iii) after giving effect to paragraph (ii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and any other overdue amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

      (iv) after giving effect to paragraph (iii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series D Equipment Notes shall be distributed to the Note Holders of Series D ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes; and

Second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner; provided, however, that if an Event of Default shall
             --------  -------
             have occurred and be continuing, then such balance shall not be distributed as provided in this clause "Second" but shall be held by the Loan Trustee as part of the Collateral and invested in accordance with Section 6.06 hereof until whichever of the following shall first occur: (i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "Second", or (ii) Section 3.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of such Section 3.03.

             SECTION 3.02.  Event of Loss; Replacement; Optional
Redemption

             Except as otherwise provided in Section 3.03 hereof, any payments received by the Loan Trustee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss, or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 hereof shall be applied to redemption of the Equipment Notes and to all other amounts payable hereunder by applying such funds in the following order of priority:

First, (a) to reimburse the Loan Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Owner, under the Operative Agreements and then (b) to pay any other amounts then due to the Loan Trustee and the Note Holders under this Trust Indenture or the Equipment Notes;

Second,      (i) to pay the amounts specified in paragraph
                 (i) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

            (ii) after giving effect to paragraph (i) above,
                 to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes;

           (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph
                 (iii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

            (iv) after giving effect to paragraph (iii)
                 above, to pay the amounts specified in paragraph
                 (iv) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series D Equipment Notes; and

Third,     as provided in clause "Fourth" of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or any Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Loan Trustee shall be held by the Loan Trustee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under the Operative Agreements and such proceeds (and such investment earnings) shall be released to the Owner at the Owner's written request upon the release of such damaged Airframe or any Engine and the replacement thereof as provided herein.

           SECTION 3.03.  Payments After Event of Default

           Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing and after the declaration specified in Section 5.02(b) hereof, as well as all payments or amounts then held by the Loan Trustee as part of the Collateral, shall be promptly distributed by the Loan Trustee in the following order of priority:

First, so much of such payments or amounts as shall be required to reimburse the Loan Trustee or WTC for any tax (except to the extent resulting from a failure of the Loan Trustee to withhold taxes pursuant to
           Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the proceeds of, the Collateral pursuant to Section 5.03(b) hereof) incurred by the Loan Trustee or WTC (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Loan Trustee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee,

           WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Loan Trustee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Loan Trustee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,       (i) so much of such payments or amounts remaining as
                 shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series A Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the date of distribution;

            (ii) after giving effect to paragraph (i) above,
                 so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole

                 Amount) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution;

           (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution; and

            (iv) after giving effect to paragraph (iii)
                 above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series D Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series D, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series D Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series D Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

           No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

           SECTION 3.04.  Certain Payments

           (a) Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

           (b) The Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Loan Trustee in its individual capacity or any Note Holder pursuant to the terms hereof, directly to the Person entitled thereto.

           SECTION 3.05.  Other Payments

           Any payments received by the Loan Trustee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Loan Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations due the Note Holders, in the order of priority specified in Section 3.01 hereof subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations due the Note Holders, in the following order of priority:

First, to the extent payments or amounts described in clause "First" of Section 3.03 hereof are otherwise obligations of Owner under the Operative Agreements or for which the Owner is obligated to indemnify against thereunder, in the manner provided in clause "First" of
           Section 3.03 hereof, and

Second,    in the manner provided in clause "Fourth" of Section
           3.03 hereof.

           Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04 hereof, all payments received and amounts realized by the Loan Trustee under this Trust Indenture with respect to the Aircraft (including without limitation, all amounts realized upon the sale or release of the Aircraft), to the extent received or realized at any time after payment in full of all Secured Obligations due the Note Holders, shall be distributed by the Loan Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this Section 3.05.

                            ARTICLE IV

                      COVENANTS OF THE OWNER

           SECTION 4.01.  Liens

  The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine or any of the other Collateral or title thereto or any interest therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

           SECTION 4.02.  Possession, Operation and Use,
Maintenance, Registration and Insignia

           (a)  General.

           Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner's business judgment.

           (b)  Possession.

           The Owner shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of, the Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe so long as such Engine is subject to the Lien of this Trust Indenture without the prior consent of the Loan Trustee, except that the Owner may, without the prior consent of the Loan
Trustee:

           (i) enter into a charter or Wet Lease or other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine is installed under which the Owner has operational control thereof in the course of the Owner's business (which shall not be considered a transfer of possession hereunder); provided that the Owner's obligations hereunder shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

           (ii) deliver possession of the Airframe or any Engine or any Part to the manufacturer thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Trust Indenture;

           (iii) subject the Airframe and any Engines installed thereon to interchange agreements or any Engine to interchange or pooling agreements or arrangements, in each case which are customary in the United States airline industry and applicable to other similar property owned by or leased to the Owner in the course of its airline business with any air carrier; provided that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to the Aircraft, Airframe or any Engine constituting a part of the Aircraft and (B) if the Owner's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Owner shall comply with
      Section 4.04(e) in respect thereof;

           (iv) install an Engine on an airframe owned by the Owner free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the United States airline industry which do not contemplate, permit or require the transfer of title to such Airframe or any Engines installed thereon;

           (v) install an Engine on an airframe leased to the Owner or purchased by the Owner subject to a conditional sale or other security agreement, provided that such airframe is free and clear of all Liens except (x) the rights of the parties to the lease, conditional sale or other security agreement and (y) Liens of the type permitted under clause (iv) above, and such lease, conditional sale or other security agreement effectively provides (or the Owner shall obtain from the lessor or secured party of such airframe a separate agreement) that such Engine shall not thereby become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

           (vi) install an Engine on an airframe owned by the Owner, leased by the Owner or purchased by the Owner subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause
      (v) above is applicable, provided that any divestiture of title to such Engine resulting from such installation shall be deemed an Event of Loss with respect to such Engine and the Owner shall comply with Section 4.04(e);

           (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No.12656) or any similar or substitute program;

           (viii) transfer possession of the Airframe or any Engine to the United States of America, or to a foreign government, when required by Applicable Law in the circumstances referred to in clause (e) of the definition of an Event of Loss (it being understood that nothing in this clause (viii) shall relieve the Owner from its obligations under Section 4.04(e) or 4.05(a), as the case may be, if such transfer becomes an Event of Loss);

           (ix) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof (to the extent the obligations of such instrumentality or agency are backed by the full faith and credit of the United States of America) pursuant to a lease, contract or other instrument; and

           (x) so long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Engine or the Airframe and Engines or engines then installed on such Airframe (I) to any Permitted Air Carrier that is not the subject of a petition filed under any bankruptcy laws or other insolvency laws in effect at the time such lease is entered into or (II) to any other foreign air carrier that is not the subject of a petition filed under any bankruptcy laws or other insolvency laws in effect at the time such lease is entered into and is organized and operating under the laws of a country (other than Taiwan) with which the United States maintains normal diplomatic relations; provided that, in the case only of a lease to a foreign air carrier that is not a Permitted Air Carrier, the Loan Trustee receives at the time of such lease an opinion of counsel to the effect that there exist no possessory rights in favor of the lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by the Owner or the lessee, prevent the return of such Engine or Airframe and such Engine or engine to the Loan Trustee in accordance with and when permitted by the terms of Section 5.02 upon the exercise by the Loan Trustee of its remedies pursuant to such Section;

provided, that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or reregistration of an Aircraft except to the extent permitted by Section 4.02(c) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

           In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Loan Trustee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (u) expressly prohibit any subleasing of the Airframe or any Engine subject thereto; (v) require that the Airframe or any Engine subject thereto be maintained in accordance with a maintenance program approved by the FAA applicable thereto; (w) require the lessee to comply with the terms of Section 4.06; and (x) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner's possession and use provided in this Trust Indenture. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner's obligations under Article IV, and the Loan Trustee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

           In the event the Loan Trustee (or Owner for the benefit of the Loan Trustee) shall have received from the lessor or secured party of any airframe (other than the Airframe) leased to the Owner or purchased by the Owner subject to a conditional sale or other security agreement a written agreement which provides that the lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to the security interest in favor of the Loan Trustee, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, the Loan Trustee hereby agrees for the benefit of such lessor or secured party that, so long as such lessor or secured party does not acquire or claim any such right, title or interest, the Loan Trustee will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are owned by such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.

           The Loan Trustee hereby agrees, and each Note Holder agrees, for the benefit of the lessor or secured party of any engine or engines leased to the Owner or owned by the Owner subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement does not also cover an airframe, that neither the Loan Trustee nor any Note Holder will acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are owned by such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.

           (c)  Operation and Use.

           So long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate such Airframe or any Engine, or suffer such Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the United States of America where the Owner obtains indemnity from the United States of America against substantially the same risks and for at least the amounts of the insurance required by Section
4.06 covering such area, or (ii) outside the United States or Canada in any recognized or, in the Owner's reasonable judgment, threatened area of hostilities unless covered by war risk and allied perils insurance, or in either case unless such Airframe or any Engine is operated or used under contract with the government of the United States or any agency or instrumentality thereof (to the extent the obligations of such agency or instrumentality are backed by the full faith and credit of the

United States of America) under which contract such government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance. So long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Airframe or any Engine to be used or operated in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to such Aircraft any Engine issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of such Airframe or any Engine or a material danger of the loss of the Loan Trustee's security interest in such Airframe or any Engine or (ii) it is not possible for the Owner to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which an Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which such Aircraft is then registered).

           (d)  Maintenance and Repair.

           So long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall (i) service, repair, maintain, overhaul and test such Airframe and Engine (and any engine which is not an Engine but which is installed on an Aircraft) or cause the same to be done in accordance with a maintenance program approved by the FAA (and in compliance with all airworthiness directives thereof), and shall keep or cause to be kept such Airframe and Engine (x) in good operating condition, ordinary wear and tear excepted, as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, except when aircraft of the same type, model or series as such Aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the FAA; provided, however, that if the airworthiness certificate of an Aircraft shall be withdrawn, then, subject to the provisions of Section 4.5, so long as the Owner is taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal or such grounding, no Event of Default under any Indenture shall arise from such withdrawal. Nothing herein shall be deemed to prevent the Owner from taking an Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable FAA requirements and sound practice for such storage. The Owner shall maintain or cause to be maintained in the English language all records, logs and other documents required by the FAA to be maintained in respect of each Aircraft.

           (e)  Registration.

           The Owner on or prior to the date of the Closing shall cause the Aircraft to be duly registered in its name under the

Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause each Aircraft to remain so registered. In the event the Owner leases an Aircraft to a Permitted Air Carrier operating pursuant to a license issued under the laws of a country other than the United States, the Owner may cause such Aircraft to be appropriately re-registered under the laws of such country, provided that no Event of Default shall have occurred and be continuing and the Loan Trustee receives the opinions of counsel referred to below. In connection with any such re-registration, the Owner shall, at its cost and to the extent permitted by the laws of such country, cause the interests of the Loan Trustee in the Aircraft to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as provided herein, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to establish and perfect the Loan Trustee's interest in and to such Aircraft as against the Owner, any Permitted Air Carrier or any third parties in such jurisdiction. Prior to any such re-registration under the laws of a foreign country and at no expense or liability to the Loan Trustee, the Loan Trustee shall have received a favorable opinion of counsel to it to the effect that (i) the laws of the new country of registration will recognize the Owner's right of ownership and repossession under the lease entered into with such lessee and will give effect to the Lien and security interest created by this Trust Indenture and (ii) this Trust Indenture and the Loan Trustee's Lien and right to repossession thereunder is valid and enforceable under the laws of such country. Concurrently with any such change in registration, the Trust Indenture shall have been duly filed in all offices in such country necessary to perfect and protect the rights of the Loan Trustee and the Loan Trustee shall have received a satisfactory opinion of counsel with respect to such filing and any refiling requirements in such country.

           The Loan Trustee shall execute and deliver all such documents as the Owner may reasonably request and otherwise cooperate with the Owner for the purpose of effecting, continuing or (as provided in this Section 4.02(e)) changing the registration of the Aircraft.

           (f)  Insignia.

           The Owner shall maintain or cause to be maintained in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate and on each Engine, a metal nameplate identifying the security interest of the Loan Trustee in the Aircraft, as follows:

           "Subject to a security interest in favor of Wilmington Trust Company, as Loan Trustee"

The Owner will not allow the name of any Person other than the Loan Trustee, or its respective successors or assigns, to be placed on any Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that the Owner or any permitted lessee may operate the Airframes and Engines in its livery, including its name and logo.

           SECTION 4.03.  Inspection

           At all reasonable times so long as the Aircraft is subject to the Lien of this Trust Indenture, upon at least 15 days' prior notice to the Owner and at a time and place reasonably acceptable to the Owner, the Loan Trustee or its authorized representative may at its own expense and risk conduct a visual walk-around inspection of such Aircraft and any Engine and may inspect the books, logs and records of the Owner relating to the operation and maintenance thereof; provided that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (b) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of the Owner's or a permitted lessee's business, and (c) the Owner shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Loan Trustee and shall not be furnished or disclosed by it to anyone other than its bank examiners, regulators, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may he necessary to enforce the terms of this Trust Indenture. The Loan Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection under this Section 4.03 shall relieve the Owner of any of its obligations under this Trust Indenture.

           SECTION 4.04.  Replacement and Pooling of Parts;
Alterations, Modifications and Additions; Substitution of Engines

           (a)  Replacement of Parts.

           Except as otherwise provided in the proviso to the third sentence of Section 4.04(d) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Owner, at its own cost and expense, will so long as such Airframe or any Engine is subject to the Lien of this Trust Indenture promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond

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repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Owner, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Owner, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 4.04(d), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 4.04(c). All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

           (b)  Parts.

           Except as otherwise provided in the proviso to the third sentence of Section 4.04(d), any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement Parts specified in Section 4.04(a). Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Loan Trustee and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Trust Indenture and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine.

           (c)  Pooling or Parts Leasing.

           Any Part removed from the Airframe or an Engine as provided in Section 4.04(a) may be subjected by the Owner to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Owner's business with any air carrier; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with
Section 4.04(a) may be owned by another airline or vendor as customary in the United States airline industry, subject to a pooling or parts leasing arrangement; provided that the Owner, at its expense within a commercially reasonable time, either (i) causes such temporary replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except

Permitted Liens, at which time such temporary replacement part shall become a Part or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or any Engine a further replacement Part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

           (d)  Alterations, Modifications and Additions.

           The Owner, at its own expense, shall make alterations and modifications in and additions to the Airframe and each Engine as may be required to be made from time to time by Applicable Law regardless of upon whom such requirements are, by their terms, nominally imposed; provided that the Owner may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lien of this Trust Indenture. In addition, the Owner, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as the Owner may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts); provided that no such alteration, modification or addition diminishes, in the Owner's reasonable judgment, the value, utility, condition, airworthiness or remaining useful life of such Airframe or any Engine below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or any Engine was then in the condition required to be maintained by the terms of this Trust Indenture, except that the value (but not the utility, condition, airworthiness or remaining useful life) of the Aircraft may be reduced by the value of Parts which the Owner deems obsolete or no longer suitable or appropriate for use in such Aircraft which shall have been removed and not replaced, if the aggregate original cost of all such obsolete or unsuitable Parts removed from such Aircraft and not replaced shall not exceed $250,000. All Parts incorporated or installed in or attached or added to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner may, at any time so long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part,
(ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this
Section 4.04(d) and (iii) such Part can be removed from such Airframe or any Engine without diminishing or impairing the value, condition, utility, airworthiness or remaining useful life which such Airframe or any Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Trust Indenture. Upon the removal by the Owner of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Loan Trustee and such Part shall no longer be deemed a Part hereunder.

           (e)  Substitution of Engines.

           The Owner shall have the right at its option at any time, on at least 30 days' prior notice to the Loan Trustee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine, shall within 60 days of the occurrence of such Event of Loss and on at least five days' prior notice to the Loan Trustee substitute, a Replacement Engine for any Engine not then installed or held for use on the Aircraft of which it is part. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) the Replacement Engine shall be owned by the Owner and free and clear of all Liens (other than Permitted Liens), (ii) the replaced Engine shall thereupon be free and clear of all rights of the Loan Trustee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to such Airframe. The Owner's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner's sole cost and expense and the Loan Trustee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

           (i) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Loan Trustee:

                (A) a Trust Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with
           Section 4.02(e), as the case may be;

                (B) a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Engine, reasonably satisfactory to the Loan Trustee); and

                (C) Uniform Commercial Code financing statements covering the security interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Loan Trustee to protect the security interests of the Loan Trustee in the Replacement Engine;

           (ii) the Owner shall cause to be delivered to the Loan Trustee, if requested by it, an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine; and

           (iii) the Owner shall deliver to the Loan Trustee an Officer's Certificate stating that in the opinion of such signer, all conditions precedent provided for in this
      Section 4.04(e) relating to such replacement have been complied with.

           Upon satisfaction of all conditions to such substitution, (x) the Loan Trustee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner's expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Loan Trustee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(f)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 4.06(e)(A) and 4.05(d)(B).

           SECTION 4.05.  Loss, Destruction or Requisition

           (a)  Event of Loss With Respect to the Airframe.

           Upon the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within 10 days after such occurrence) give the Loan Trustee written notice of such Event of Loss. The Owner shall, within 20 days after such occurrence, give the Loan Trustee written notice of Owner's election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii) (which notice of election or any subsequent notice shall specify the date, which shall be at least 25 days after the date of such notice, on which such payment shall be made) (it being agreed that if Owner shall not have given the Loan Trustee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

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



           (i) if owner elects to replace the Airframe, Owner shall, subject to the satisfaction of the closing conditions contained in Section 4.05(c), as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe and Engines with respect to which the Event of Loss occurred, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life at least equal to, and being in as good operating condition and repair and airworthiness as, the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 60-day period of time provided herein, it shall give the Loan Trustee notice to such effect upon or before the expiration of such period of time and shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

           (ii) if owner elects to make a payment in respect of such Event of Loss of the Airframe, Owner shall make a payment to the Loan Trustee for purposes of allowing a distribution under Section 2.05 in order to prepay Equipment Notes in accordance with Section 2.10 hereof on a date specified at least 25 days in advance by the Owner, which date shall be on or before the Business Day next following the earlier of (x) the sixty-first day following the date of the occurrence of such Event of Loss, and (y) the second Business Day following the receipt of insurance proceeds with respect to such Event of Loss; and upon such payment, the Loan Trustee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the Airframe, and the Engine or engines, if any, attached to the Airframe, subject to such Event of Loss, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

           (b)  Effect of Replacement.

           Should the Owner have provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Loan Trustee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and the Engine or engines, if any, attached to the replaced Airframe upon the occurrence of the Event of Loss by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Loan Trustee shall assign to the Owner all claims the Loan Trustee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(f)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Sections 4.05(d)(A) and 4.06(e)(C).

           (c)  Conditions to Airframe Replacement.

           The Owner's right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(a)(i) shall be subject to the fulfillment, at the Owner's sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i), of the following conditions precedent:

           (i) on the date when the Replacement Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the "Replacement Closing Date"), no Event of Default under any Indenture shall have occurred and be continuing;

           (ii) on the Replacement Closing Date the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Loan Trustee:

                (A) a Trust Indenture Supplement covering the Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(e), as the case may be;

                (B) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner;

                (C) a full warranty (as to title) bill of sale, covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Loan Trustee); and

                (D) Uniform Commercial Code financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.02(e)) as are deemed necessary or desirable by counsel for the Loan Trustee to protect the security interests of the Loan Trustee in the Replacement Airframe and Replacement Engines, if any;

           (iii) the Replacement Airframe and Replacement Engines, if any, shall be of the same series as the Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines were in the condition required by the terms hereof) as evidenced by the appraisal referred to in
      Section 4.05(c)(vii)(1);

           (iv) the Loan Trustee (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section
      4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

           (v) on the Replacement Closing Date, (A) the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Trust Indenture and (C) application for registration of the Replacement Airframe and Replacement Engines, if any, in accordance with Section 4.02(e) shall have been duly made with the FAA and the Owner shall have authority to operate the Replacement Airframe;

           (vi) the Loan Trustee at the expense of the Owner, shall have received (acting directly or by authorization to its special counsel) (A) an Opinion of Counsel, addressed to the Loan Trustee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Trust Indenture, that all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority (to the extent the same existed immediately prior to the occurrence of such Event of Loss, assuming the Owner was in compliance with all relevant terms hereof) of the security interests in the Airframe, the Engines and title thereto created by this Trust Indenture and that the protections afforded to the Loan Trustee by 11 U.S.C. ss. 1110 will not be less than such protections immediately prior to the occurrence of such Event of Loss (assuming the Owner was in compliance with all relevant terms hereof) and (B) an opinion of qualified FAA counsel (or counsel in jurisdiction outside the United States where the Aircraft may be registered in accordance with Section 4.02(e)), addressed to the Loan Trustee, as to, in the case of FAA counsel, the due recordation of the Trust Indenture Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of the Loan Trustee in the Replacement Airframe and Replacement Engines, if any, or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

           (vii) the Loan Trustee (acting directly or by authorization to special counsel) shall have received:

           (1) an appraisal by an Appraiser with respect to the Replacement Airframe and Replacement Engines, if any; and

           (2) an Officer's Certificate stating that in the opinion of the signer, all conditions precedent provided for in this Trust Indenture relating to such replacement have been complied with.

           (d)  Non-Insurance Payments Received on Account of an
Event of Loss.

           With respect to the Aircraft, as between the Loan Trustee and the Owner, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in this Section 4.5 or elsewhere in this Trust Indenture, as the case may be, or payments in respect of damage to the business or property of the Owner) with respect to any Aircraft or an Engine or any Part received at any time by the Loan Trustee or by the Owner from any governmental authority or other Person will be applied as follows:

           (A) if such payments are received with respect to an Event of Loss with respect to the Aircraft, and the Airframe which is a part of such Aircraft, or such Airframe and the Engines or engines installed thereon, are being replaced by the Owner pursuant to Section 4.05(a)(i), such payments shall be paid over to, or retained by, the Owner; provided that, if the Owner has not completed such replacement, such payments shall be paid over to, or retained by, the Loan Trustee as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to the Owner;

           (B)  if such payments are received with respect to an

      Event of Loss with respect to an Engine or Part that has been or is being replaced by the Owner pursuant to the terms hereof, such payments shall be paid over to, or retained by, the Owner; and

           (C) if such payments are received with respect to an Event of Loss with respect to the Aircraft, and if the Airframe which is a part of such Aircraft, or such Airframe and the Engines or engines installed thereon, have not been and will not be replaced as contemplated by Section 4.05(a), such payments shall be paid to the Loan Trustee for purposes of allowing a distribution towards the prepayment of the Equipment Notes required pursuant to
      Section 2.10 hereof of the and after the Equipment Notes and all other amounts payable to the Loan Trustee and the Loan Trustee and the Note Holders under this Trust Indenture and the other Operative Agreements shall have been paid in full, the balance, if any, of such payment shall be promptly paid over to or retained by the Owner.

           (e)  Requisition for Use.

           In the event of a requisition for use by any government of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Loan Trustee of such requisition and all of the Owner's obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner's obligations under this
Section 4.05 with respect to the occurrence of an Event of Loss, for the payment of money and under Section 4.06 (except while an assumption of liability by the government of the United States of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Loan Trustee or the Owner from such government with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by the Loan Trustee or the Owner from such government with respect to such requisition shall be paid over to, or retained by, the Owner.

           (f)  Certain Payments to be Held As Security.

           Any amount referred to in this Section 4.05 or Section
4.06 which is payable to the Owner shall not be paid to the Owner, or, if it has been previously paid directly to the Owner, shall not be retained by the Owner, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall be paid over to the Owner.

           SECTION 4.06.  Insurance

           (a)  Public Liability and Property Damage Insurance.

           Subject to the rights of the Owner under Section 4.06(d), the Owner shall, without expense to the Loan Trustee or the Note Holders, maintain or cause to be maintained in effect at all times as long as the Aircraft is subject to the Lien of this Trust Indenture with insurers of recognized responsibility public liability insurance (including, without limitation, bodily injury, passenger legal liability, cargo liability, property damage, contractual liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to such Aircraft in an amount not less than the amount the Owner may carry from time to time on other similar aircraft in its fleet, but not less than the amount evidenced by the certificates of insurance issued by the Owner's independent insurance broker delivered to the Loan Trustee on the date of the Closing; provided that an agreement of the U.S. Government to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 4.06(a); provided further that the Owner need not maintain cargo liability insurance, or may maintain such insurance in an amount less than that specified above for the Aircraft as long as the amount of cargo liability insurance, if any, maintained with respect to such Aircraft is the same as the cargo liability insurance, if any, maintained for other aircraft of the same model as such Aircraft owned or operated by the Owner. During any period when an Aircraft is on the ground and not in operation the Owner may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming with the provisions of this Section except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risks covered and type of insurance shall be the same, as are from time to time in effect with respect to aircraft owned or leased by the Owner of the same type as the Aircraft similarly on the ground and not in operation. Such insurance shall be of the type usually carried by the Owner with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Owner.

           (b) Insurance Against Loss or Damage to the Aircraft and Engines.

           Subject to the rights of the Owner under Section 4.06(d), the Owner shall, without expense to the Loan Trustee or any Note Holders, maintain or cause to be maintained in effect at all times during which the Aircraft is subject to the Lien of this Trust Indenture with insurers of recognized responsibility all risk, agreed value, ground and flight hull insurance, which may exclude war risks and allied perils, covering each Aircraft for an amount not less than the Insured Amount. To the extent available at reasonable cost, such hull insurance or other personal property insurance of the Owner shall cover Engines or engines and Parts temporarily removed from such Airframe, pending replacement by installation of the same or similar Engines, engines or Parts on such Airframe but such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Owner or a permitted lessee. Such insurance shall be of the type usually carried by the Owner with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Owner. If and to the extent that the Owner or a lessee operates an Aircraft either (A) on routes where it maintains war risk insurance in effect with respect to other similar owned or leased aircraft in its fleet, or (B) on routes (other than routes within or between the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin) where the custom in the industry is to carry war risk and/or allied perils insurance, the Owner or such lessee shall maintain or cause to be maintained such insurance in effect with respect to such Aircraft in an amount equal to the lesser of the Insured Amount or the amount of such insurance customarily carried by corporations engaged in the same or similar business similarly situated with the Owner and owning or operating similar aircraft and engines on such routes or similar routes; provided that if the requirement to maintain war risk insurance arises under clause (A) of this sentence, such insurance shall be maintained in an amount not less than that maintained by the Owner or such lessee on similar aircraft in its fleet. An agreement by the U.S. Government to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 4.06(b)). During any period when an Aircraft is on the ground and not in operation the Owner may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming hereto except that the scope of the risks covered and type of insurance shall be the same as are from time to time applicable to aircraft owned or leased by the Owner of the same type as the Aircraft similarly on the ground and not in operation in an amount at least equal to the Insured Amount.

           (c)  Additional Insured; Loss Payment.

           The Owner shall cause all policies of insurance carried in accordance with this Section 4.06 to name the Loan Trustee as an additional insured as its interests may appear. Such policies shall provide with respect to such additional insured that (i) none of its interests in such policies shall be invalidated by any act or omission or breach or violation of warranty, declaration or condition contained in such policies by the Owner; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of such additional insured, shall

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be effective as to such additional insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such additional insured of written notice from the insurers of such cancellation, lapse or change;
(iii) the Loan Trustee shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such additional insured; and (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such additional insured. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering such additional insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Owner will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall name the Loan Trustee as loss payee as long as this Trust Indenture shall remain in effect; provided that so long as the insurers shall not have received written notice that an Event of Default under any Indenture has occurred and is continuing, if insurance proceeds in the aggregate equal $3,000,000 or less, then such proceeds shall be payable to the Owner and, notwithstanding the foregoing, all amounts of (i) any proceeds which in the aggregate exceed $3,000,000, (ii) any proceeds in respect of a total loss or an Event of Loss or (iii) any proceeds with respect to any single loss after the insurers shall have received written notice that an Event of Default under any Indenture has occurred and is after continuing, shall be payable to the Loan Trustee as long as the Aircraft suffering such loss shall not have been released from the Lien of this Trust Indenture.

           (d)  Deductibles and Self-Insurance.

           The Owner may from time to time self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to this Section 4.06 in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Owner's fleet but in no case shall such self-insurance in the aggregate exceed for any year (i) 50% of the largest replacement value of any single aircraft on which the Owner at the time carries insurance or (ii) 1-1/2% of the aggregate insurable value (during the preceding calendar year) of all aircraft on which the Owner carries insurance, whichever is less, unless an insurance broker of national standing selected by the Owner and reasonably satisfactory to the Loan Trustee shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case the Owner may self-insure to such higher level. A deductible per occurrence used to reduce handling costs that is not in excess of the prevailing standard market deductible for similar aircraft shall be permitted in addition to the self-insurance.

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



           (e)  Application of Hull Insurance Proceeds.

           Subject to Section 4.05(f), as between the Loan
Trustee and the Owner, any payments received under policies of hull or other property insurance required to be maintained by the Owner pursuant to Section 4.06(b)), shall be applied as follows:

           (A) if such payments are received with respect to loss or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to the Airframe, payments in the aggregate of $3,000,000 or less shall be paid over to or retained by the Owner and, subject to Section 4.06(c), the entire amount of any payments, if such payments in the aggregate are greater than $3,000,000 shall be paid over to or retained by the Loan Trustee for payment to the Owner only upon performance of its repair or replacement obligation;

           (B) if such payments are received with respect to an Event of Loss with respect to the Airframe and such Airframe is not being replaced by the Owner pursuant to
      Section 4.05(a)(i), so much of such payments as shall be required to be paid by the Owner pursuant to Section 4.05(a) (ii) shall be applied in reduction of the Owner's obligation to pay such amounts if not already paid by the Owner, and to reimburse the Owner if such amounts shall have been paid, and the balance, if any, of such payments shall be promptly paid over to or retained by the Owner; and

           (C) if such payments are received with respect to the Airframe, or the Airframe and Engines or engines installed thereon, and such Airframe, or Airframe and Engines or such engines are being replaced by the Owner pursuant to Section 4.05(a)(i), such payments shall be paid over to, or retained by the Owner; provided that if the Owner has not completed such replacement, such payments shall be paid over to, or retained by, the Loan Trustee as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Owner.

           (f)  Insurance for Own Account.

           Nothing in this Section 4.06 shall prohibit the Loan Trustee or the Owner from obtaining insurance with respect to the Aircraft for its own account (including, without limitation, in the case of the Owner, hull insurance under the same policies maintained pursuant to this Section 4.06 in amounts in excess of those required to be maintained pursuant to this Section 4.06) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the availability, coverage or payment of any insurance required to be obtained or maintained pursuant to this
Section 4.06, it being understood that all salvage rights to the Airframe and Engines shall remain with the Owner's insurers at

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



all times.

           (g)  Reports Etc.

           The Owner will, so long as the Aircraft is subject to the Lien of this Trust Indenture, furnish to the Loan Trustee evidence of renewal of the insurance policies required pursuant to this Section 4.06 prior to the cancellation, lapse or expiration of such insurance policies and, on or before the renewal dates of the insurance policies carried by the Owner pursuant to this Section 4.06, a report signed by a firm of aircraft insurance brokers, not affiliated with the Owner, appointed by the Owner and reasonably satisfactory to the Loan Trustee, setting forth the insurance carried with respect to such Aircraft (including public liability insurance) and stating the opinion of such firm that the insurance then carried and maintained on such Aircraft (including public liability insurance) complies with the terms hereof and that such renewal insurance will on and after the effective date thereof so comply with the terms hereof; provided that all information contained in such report shall be held confidential by the Loan Trustee, and shall not be furnished or disclosed by them to anyone except the Note Holders, their agents and representatives (provided that any recipient of such information shall agree for the benefit of the Owner to hold all such information similarly confidential) or as may be required by Applicable Law; and provided further that if such report is not already being provided by such firm on an annual basis, upon the request of the Loan Trustee, the Owner shall request its insurers to provide such report on such basis. The Owner will cause such firm to give prompt written advice to the Loan Trustee of any default in the payment of any premium and of any other act or omission on the part of the Owner of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on an Aircraft. The Owner will also cause such firm to advise the Loan Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on any Aircraft pursuant to this Section 4.06.

           SECTION 4.07.  Filings

           So long as any Equipment Notes or any other Secured Obligations remain unpaid, the Owner will take, or cause to be taken, at the Owner's cost and expense, such action with respect to the recording, filing, rerecording and refiling of this Trust Indenture, each Trust Indenture Supplement and any financing statements or other instruments as are necessary or requested by the Loan Trustee and will take such further action as the Loan Trustee may from time to time reasonably request and, in each case, as is appropriate, to maintain, so long as this Trust Indenture is in effect, the perfection of the security interest created by this Trust Indenture, and will furnish to the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other

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



information as may be required to enable the Loan Trustee to take such action.

           SECTION 4.08.  Corporate Existence

           So long as the Equipment Notes or any other Secured Obligations remain unpaid, the Owner shall at all times maintain its corporate existence, except as permitted by Section 4.09; and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business and the loss of which will not materially adversely affect or diminish the rights of the Loan Trustee under this Trust Indenture; provided that the Owner shall, so long as the Equipment Notes or any other Secured Obligations remain unpaid, maintain at all times to the extent generally available an air carrier operating certificate issued by the United States Secretary of Transportation pursuant to Chapter 447 of the Act or any successor provision if and so long as such a certificate is a condition to entitlement of benefits under 11 U.S.C. ss. 1110.

           SECTION 4.09.  Merger, Consolidation, Etc.

           So long as any Equipment Notes or any other Secured Obligations remain unpaid, the Owner shall not consolidate with or merge into any other corporation or convey, sell, transfer or lease all or substantially all its assets as an entirety to any Person, whether in a single transaction or a series of related transactions, unless:

           (i) The corporation formed by such consolidation or into which it is merged or the Person which acquires by conveyance, purchase, transfer or lease all or substantially all its assets as an entirety shall be a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof and shall after such merger or consolidation be a U.S. Air Carrier, and shall have executed and delivered to the Loan Trustee an agreement in form and substance reasonably satisfactory to the Loan Trustee containing an assumption by such successor corporation of the due and punctual performance and observance of each agreement and condition of the Operative Agreements;

           (ii) No Event of Default under this Trust Indenture shall arise as a result of such asset sale, lease, conveyance, transfer, merger or consolidation; and

           (iii) The Owner shall have delivered to the Loan Trustee an Officer's Certificate and an opinion of counsel reasonably satisfactory to the Loan Trustee (which opinion may be subject to customary exceptions and may rely, as to factual matters, on an Officer's Certificate of the

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



      successor to the Owner) stating that such consolidation, merger, conveyance, sale, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 4.09 and that such assumption agreement has been duly authorized, executed and delivered by such successor corporation and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

           No such lease, conveyance, sale, transfer, merger or consolidation shall have the effect of releasing the Owner or any such successor corporation from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions hereof. Upon any consolidation or merger, or any conveyance, sale, transfer or lease of all or substantially all the assets of the Owner, as an entirety in accordance with this Section 4.09, the successor corporation formed by such consolidation or into which the Owner is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Owner under this Trust Indenture and the other Operative Agreements with the same effect as if such successor corporation had been named as the Owner herein and therein.

                             ARTICLE V

            EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE

           SECTION 5.01.  Event of Default

           "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) the failure of the Owner to pay when due any payment of principal of, interest on or Make-Whole Amount, if any, under any Equipment Note, and such failure shall continue unremedied for a period of 15 days;

           (ii) the failure by the Owner to procure and maintain property or liability insurance with respect to the Collateral complying with the provisions of Section 4.06 hereof or such insurance shall be canceled or lapse; provided that such lapse or cancellation shall not constitute an Event of Default until the earlier of (i) 30 days after receipt by the Loan Trustee of written notice of such lapse or cancellation or (ii) the date that such lapse or cancellation is effective as to the Loan Trustee;

           (iii) the Owner shall operate the Aircraft after having received notice that the insurance required by Section 4.06 hereof has lapsed or has been canceled;

           (iv) any representation or warranty made by the Owner or in any of the Operative Agreements or in any document or certificate furnished to the Loan Trustee or any Note Holder in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made and shall remain material at the time in question and shall not be remedied within 60 days after notice thereof has been given to the Owner by the Loan Trustee or from the Note Holders of at least 25% of the outstanding principal amount of the Equipment Notes;

           (v any failure by the Owner to observe or perform any of its covenants or obligations in the Trust Indenture, and such failure shall continue for a period of 60 days after delivery of notice of such failure from the Loan Trustee to the Owner or from the Note Holders of at least 25% of the outstanding principal amount of the Equipment Notes, unless such failure is curable and the Owner shall, after the delivery of such notice, then be diligently proceeding to correct such failure and shall in fact correct such failure within 180 days after delivery of such notice;

           (vi) the Owner shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

           (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

           (viii) a petition against the Owner in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.

           SECTION 5.02.  Remedies

           (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Loan Trustee shall give the Owner twenty days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Loan Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

           (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Loan Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

           This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Original Amount of the Equipment

Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Loan Trustee, rescind and annul the Loan Trustee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

           (c) The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

           (d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

           (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Loan Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

           SECTION 5.03.  Return of Aircraft, Etc.

           (a) If an Event of Default shall have occurred and be continuing, at the request of the Loan Trustee, the Owner shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee may deem necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Collateral to which the Loan Trustee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may (i) obtain a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and
(ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

           (b) Upon every such taking of possession, the Loan Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Loan Trustee may determine, and the Loan Trustee shall be entitled to collect and receive directly all proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Loan Trustee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. Such proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Loan Trustee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and of all persons properly engaged and employed by the Loan Trustee with respect hereto.

           SECTION 5.04.  Remedies Cumulative

           Each and every right, power and remedy given to the Loan Trustee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

           SECTION 5.05.  Discontinuance of Proceedings

           In case the Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Owner and the Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Loan Trustee shall continue as if no such proceedings had been instituted.

           SECTION 5.06.  Waiver of Past Defaults

           Upon written instruction from a Majority in Interest of Note Holders, the Loan Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Loan Trustee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

           SECTION 5.07.  Appointment of Receiver

           The Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Loan Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Loan Trustee with respect to the Collateral.

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



           SECTION 5.08. Loan Trustee Authorized to Execute Bills of Sale, Etc.

           The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Loan Trustee the true and lawful attorney-in-fact of the Owner in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Loan Trustee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

           SECTION 5.09.  Rights of Note Holders to Receive
Payment

           Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

                            ARTICLE VI

                    DUTIES OF THE LOAN TRUSTEE

           SECTION 6.01.  Notice of Event of Default

           If the Loan Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure of Owner to make any payment hereunder or in respect of the Equipment Notes, the Loan Trustee shall give prompt written notice thereof to the Owner and each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Loan Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this
Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Loan Trustee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. If the Loan Trustee shall elect to foreclose or otherwise enforce this Trust Indenture, the Loan Trustee shall forthwith notify the Owner. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Loan Trustee, the Loan Trustee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest in respect of the Equipment Notes within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to the Loan Trustee, which failure shall constitute knowledge of a Default) unless notified in writing by Owner or one or more Note Holders.

           SECTION 6.02. Action Upon Instructions; Certain Rights and Limitations

           Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Loan Trustee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; and (ii) give such notice or direction or exercise such right, remedy or power hereunder or with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Loan Trustee shall not approve any such matter as satisfactory to the Loan Trustee.

           The Loan Trustee will execute and the Owner will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Loan Trustee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Loan Trustee hereunder.

           SECTION 6.03.  Indemnification

           The Loan Trustee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Loan Trustee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection

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therewith pursuant to a written agreement with one or more Note
Holders. The Loan Trustee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of Section 3.03 hereof) owed to it pursuant to this
Section 6.03. The Loan Trustee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Loan Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Loan Trustee shall be accepted as reasonable assurance of adequate indemnity). The Loan Trustee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

           SECTION 6.04.  No Duties Except as Specified in Trust
Indenture or Instructions

           The Loan Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Loan Trustee. The Loan Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

           SECTION 6.05.  No Action Except Under Trust Indenture
or Instructions

           The Loan Trustee agrees that it will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred

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upon, the Loan Trustee pursuant to this Trust Indenture and in accordance with the express terms hereof.

           SECTION 6.06.  Investment of Amounts Held by Loan
Trustee

           Any amounts held by the Loan Trustee pursuant to the proviso to the first sentence of Section 3.01, pursuant to
Section 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Loan Trustee which are not distributed pursuant to the other provisions of
Article III hereof shall be invested by the Loan Trustee from time to time in Cash Equivalents as directed by the Owner so long as the Loan Trustee may acquire the same using its best efforts. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Loan Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Loan Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Loan Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Loan Trustee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                            ARTICLE VII

                         THE LOAN TRUSTEE

           SECTION 7.01.  Acceptance of Trusts and Duties

           The Loan Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies in accordance with the terms hereof. The Loan Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Loan Trustee (in its individual capacity) in the Note Purchase Agreement or expressly made hereunder.

           SECTION 7.02.  Absence of Duties

           Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections

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6.03 and 6.04 hereof, the Loan Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing,
(ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants herein with respect to the Aircraft.

           SECTION 7.03.  No Representations or Warranties as to
Aircraft or Documents

           THE LOAN TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Loan Trustee, in its individual or trust capacities, does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Note Purchase Agreement, the Equipment Notes, or the Purchase Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Loan Trustee in its individual capacity, in each case expressly made in this Trust Indenture or in the Note Purchase Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

           SECTION 7.04.  No Segregation of Monies; No Interest

           Any monies paid to or retained by the Loan Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders or the Owner as provided in
Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Loan Trustee shall not be liable for any interest thereon (except that the Loan Trustee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, however, that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant

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hereto shall be identifiable as to the source thereof.

           SECTION 7.05.  Reliance; Agreements; Advice of Counsel

           The Loan Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Loan Trustee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Loan Trustee. As to any fact or matter relating to Owner the manner of ascertainment of which is not specifically described herein, the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Owner, as to such fact or matter, and such certificate shall constitute full protection to the Loan Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. In the administration of the trusts hereunder, the Loan Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

           SECTION 7.06.  Compensation

           The Loan Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Loan Trustee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

           SECTION 7.07.  Instructions from Note Holders

           In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a

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Majority in Interest of Note Holders should any provision of this
Trust Indenture appear to conflict with any other provision herein or should Loan Trustee's duties or obligations hereunder be unclear, and Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

                           ARTICLE VIII

                          INDEMNIFICATION

           SECTION 8.01.  Scope of Indemnification

           The Loan Trustee shall be indemnified by the Owner to the extent and in the manner provided in Section 10 of the Note
Purchase Agreement.

                            ARTICLE IX

                  SUCCESSOR AND SEPARATE TRUSTEES

           SECTION 9.01. Resignation of Loan Trustee; Appointment of Successor

           (a) The Loan Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of the Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Loan Trustee without cause by an instrument in writing delivered to the Owner, and the Loan Trustee, and the Loan Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In the case of the resignation or removal of the Loan Trustee, a Majority in Interest of Note Holders may appoint a successor Loan Trustee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner's reasonable approval. If a successor Loan Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Loan Trustee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

           (b) Any successor Loan Trustee, however appointed, shall execute and deliver to the Owner and the predecessor Loan

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Trustee an instrument accepting such appointment and assuming the obligations of the Loan Trustee hereunder arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property then held by such predecessor Loan Trustee hereunder.

           (c) Any successor Loan Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms.

           (d) Any corporation into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Loan Trustee and the Loan Trustee under this Trust Indenture without further act.

           SECTION 9.02.  Appointment of Additional and Separate
Trustees

           (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Operating Agreement, the Equipment Notes or any of the transactions contemplated by the Note Purchase Agreement, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Loan Trustee shall so advise the Owner), or
(iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner, shall execute and deliver an indenture supplemental

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hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this
Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Loan Trustee so to do, or if an Event of Default shall have occurred and be continuing, the Loan Trustee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner; and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

           (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee.

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No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and
Article XI hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Loan Trustee hereunder.

           (c) If at any time the Loan Trustee shall deem it no longer necessary or desirable in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

                             ARTICLE X

        SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                        AND OTHER DOCUMENTS

           SECTION 10.01.  Instructions of Majority; Limitations

           (a) The Loan Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, the Purchase Agreement, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner or, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or
Section 5.01, 5.02(c), 5.02(d), 6.02 hereof, the definitions of

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"Event of Default," "Default," "Majority in Interest of Note
Holders," "Make-Whole Amount" or "Note Holder," or the percentage of Note Holders required to take or approve any action hereunder,
(ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders and the Owner
(iii) reduce, modify or amend any indemnities in favor of the Owner, the Loan Trustee or the Note Holders (except that the Loan Trustee may consent to any waiver or reduction of an indemnity payable to it), (iv) consent to any change in the Trust Indenture which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 or 2.11 hereof or the purchase or exchange of the Equipment Notes or (v) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof.

           (b) The Owner and the Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;
(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or any Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by Law.

           SECTION 10.02.  Trustee Protected

           If, in the opinion of the institution acting as Loan
Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right,

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duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

           SECTION 10.03.  Documents Mailed to Note Holders

           Promptly after the execution by the Owner or the Loan Trustee of any document entered into pursuant to Section 10.01 hereof, the Loan Trustee shall mail, by first class mail, postage prepaid, a copy thereof to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Loan Trustee to mail such copies shall not impair or affect the validity of such document.

           SECTION 10.04.  No Request Necessary for Trust
Indenture Supplement

           No written request or consent of the Loan Trustee or the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Owner to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

                            ARTICLE XI

                           MISCELLANEOUS

           SECTION 11.01.  Termination of Trust Indenture

           Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Note Holders and the Loan Trustee hereunder, the Owner shall direct the Loan Trustee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of this Trust Indenture and the Loan Trustee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

           SECTION 11.02.  No Legal Title to Collateral in Note
Holders

           No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and

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interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

           SECTION 11.03.  Sale of Aircraft by Loan Trustee Is
Binding

           Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Loan Trustee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Loan Trustee.

           SECTION 11.04.  Trust Indenture for Benefit of Owner,
Loan Trustee, and Note Holders

           Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Loan Trustee, and the Note Holders, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

           SECTION 11.05.  Notices

           Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and
(i) if to the Owner, addressed to it at 2929 Allen Parkway, Houston, Texas 77019, Attention: Chief Financial Officer, (ii) if to Loan Trustee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, facsimile number (302) 651-8882, (iii) if to any Note Holder, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Loan Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Loan Trustee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

           SECTION 11.06  Severability

           Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           SECTION 11.07.  No Oral Modification or Continuing
Waivers

           No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Loan Trustee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

           SECTION 11.08.  Successors and Assigns

           All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

           SECTION 11.09.  Headings

           The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           SECTION 11.10.  Governing Law; Counterpart Form

           THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION 11.11.  Voting By Note Holders

           All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

           SECTION 11.12.  Bankruptcy

           It is the intention of the parties that the Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

                               * * *

           IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

                               CONTINENTAL AIRLINES, INC., as
                               Owner


                               By:_______________________________
                                  Name:  Gerald Laderman
                                  Title:  Vice President


                               WILMINGTON TRUST COMPANY, as Loan
                               Trustee


                               By:_______________________________
                                  Name:
                                  Title:

                                                              [737]


                             ANNEX A

                           DEFINITIONS

GENERAL PROVISIONS

      (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

           (i) each of "Lessee," "Owner," "Loan Trustee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

           (ii) words importing the plural include the singular and words importing the singular include the plural;

           (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

           (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

           (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

           (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

           (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

      (b) Each exhibit, annex and schedule to each Operative
Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

      (c) Unless otherwise defined or specified in any Operative
Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

      "Act" means 49 U.S.C. ss.ss. 40101-46507.

      "Actual Knowledge" means (a) as it applies to Loan Trustee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner, or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Loan Trustee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from each other, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

      "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Aircraft" means, collectively, the Airframe and Engines.

      "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner.

      "Aircraft Documents" is defined in paragraph (2) of the Granting Clause to the Trust Indenture.

      "Airframe" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in the initial Trust

Indenture Supplement and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Owner in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Airframe under and in accordance with the Trust Indenture, such Replacement Airframe shall become subject to the Trust Indenture and shall be the "Airframe" for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Airframe shall cease to be the "Airframe."

      "Airframe Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of the Aircraft, Airframe, Engines or Parts (other than any Parts incorporated or installed in or attached or appurtenant to the Aircraft, Airframe or any Engine after delivery of the Aircraft, Airframe and Engines to Tramco, Inc. prior to the Closing Date) under the Purchase Agreement or any other contract or other services provided for thereunder or related thereto.

      "Amortization Amount" means, with respect to any Equipment
Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Equipment
Note.

      "Amortization Schedule" means, with respect to each Equipment Note, the amortization schedule for the Equipment Notes delivered pursuant to Section 2.02 of the Trust Indenture.

      "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

      "APU" means the auxiliary power unit installed on the Aircraft on the Closing Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such APU shall not be vested in Owner in accordance with Section 4.04 of the Trust Indenture, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with Article IV of the Trust Indenture.

      "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

      "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government
Entity under and in accordance with Section 4.02(e) of the Trust
Indenture, such other Government Entity.

      "Bankruptcy Code" means the United States Bankruptcy Code,
11 U.S.C. Sections 102 et seq.

      "Beneficial Owner" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

      "Bills of Sale" means the FAA Bill of Sale and the Aircraft
Bill of Sale.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York or Houston, Texas.

      "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Loan Trustee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. equal to A1 or higher.

      "Closing" means the closing of the transactions contemplated by the Trust Indenture on the Closing Date.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

      "Collateral" is defined in the first paragraph of the Granting Clause to the Trust Indenture.

      "Consent and Agreement" means the Manufacturer Consent and Agreement 637, dated as of even date with the Trust Indenture, of Airframe Manufacturer.

      "Corporate Trust Office" means the principal office of Loan Trustee located at Loan Trustee's address for notices under
Section 11.05 of the Trust Indenture or such other office at which Loan Trustee's corporate trust business shall be administered which Loan Trustee shall have specified by notice in writing to Owner Trustee and each Note Holder.

      "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

      "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture.

      "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

      "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

      "DOT" means the Department of Transportation of the United
States or any Government Entity succeeding to the functions of such Department of Transportation.

      "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in the initial Trust Indenture Supplement and installed on the Airframe on the Closing Date, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Owner in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Engine under and in accordance with the Trust Indenture, such Replacement Engine shall become subject to the Trust Indenture and shall be an "Engine" for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an "Engine."

      "Engine Consent and Agreement" means the Engine
Manufacturer Consent and Agreement 637 dated as of even date with the Trust Indenture, of Engine Manufacturer.

      "Engine Manufacturer" means CFM International, Inc.

      "Equipment Note Register" is defined in Section 2.07 of the Trust Indenture.

      "Equipment Notes" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section
2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any other Equipment Note.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

      "Event of Default" is defined in Section 5.01 of the Trust
Indenture.

      "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

      (a) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;

      (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

      (c) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property;

      (d) any seizure, condemnation, confiscation, taking or requisition of title to such property by any Government Entity or purported non-U.S. Government Entity;

      (e) any seizure, condemnation, confiscation, taking or requisition of use of such property that continues until the earliest of (i) the date upon which the Aircraft is modified, altered or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (ii) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such property pursuant to the Trust Indenture (unless an indemnity in lieu of insurance is provided to Owner and Loan Trustee in accordance with Section 4.02 (c) of the Trust Indenture) or (iii) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iii) shall not apply to such loss of use); and

      (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Owner's business of passenger air transportation is prohibited for a period expiring on the date that is 180 days following commencement of such prohibition, provided that if Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Owner, then the date that is 360 days following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that, for purposes of clauses (c), (e) and
(f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

      "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, without limitation, claims or liabilities based or asserted upon
(a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark or other property or other right and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation), including, without limitation, all such costs, expenses and disbursements incurred by any person in asserting or establishing, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, Article VIII of the Trust Indenture.

      "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

      "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by Airframe Manufacturer.

      "FAA Filed Documents" means the Trust Indenture, the initial Trust Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner.

      "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

      "Financing Agreements" means the Note Purchase Agreement and the Refunding Agreements.

      "Financing Statements" means, collectively, UCC-1 financing statements covering the Collateral, by Owner, as debtor, showing Loan Trustee as secured party, for filing in Texas and each other jurisdiction that, in the opinion of Loan Trustee, is necessary to perfect its Lien on the Collateral.

      "Funding Date" is defined in Section 1 of the Note Purchase
Agreement.

      "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

      "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

      "GTA" means the General Terms Agreement No. 6-7075 dated as of June 10, 1985, between Engine Manufacturer and Owner
(including all exhibits thereto, together with all letter agreements that by their terms constitute part of such General
Terms Agreement), to the extent assigned pursuant to the Purchase
Agreement Assignment.

      "Indemnitee", as used in Section 10.1 of the Note Purchase Agreement, means (i) WTC and Loan Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture,
(iii) Collateral, (iv) the Subordination Agent, (v) the Liquidity Provider, (vi) the Pass Through Trustees, (vii) each Affiliate of the persons described in clauses (i) and (ii); (viii) each Affiliate of the persons described in clauses (iv), (v) and (vi);
(ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vii); (x) the respective directors, officers, employees, agents and servants of each of the persons described in clauses
(iv), (v), (vi) and (viii); (xi) the successors and permitted assigns of the persons described in clauses (i), (ii), (vii) and
(ix); and (xii) the successors and permitted assigns of the persons described in clauses (iv), (v), (vi), (viii) and (x). If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

      "Indenture Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

      "Indenture Agreements" means the Purchase Agreement, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

      "Indenture Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section
5.01 of the Trust Indenture.

      "Insured Amount" means, as of any date, an amount equal to 110% of the then outstanding aggregate principal balance of the Equipment Notes.

      "Intercreditor Agreement" means that certain Intercreditor
Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

      "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government
Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

      "Lessee" means Continental Airlines, Inc., a Delaware corporation.

      "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

      "Liquidity Facilities" means the three Revolving Credit
Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

      "Liquidity Provider" means De Nationale Investeringsbank N.V., as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider (as such terms are defined in the Intercreditor Agreement) under the Liquidity Facilities, or any successor thereto.

      "Loan Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

      "Loan Trustee Event" means in the event of a reorganization proceeding involving the Owner under Chapter 11 of the Bankruptcy Code, (i) the trustee in such proceeding or the Owner not agreeing to perform its obligations under the Trust Indenture, as contemplated under Section 1110, during the 60-day period under
Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy
Code), (ii) at any time after so agreeing to perform such obligation, such trustee or the Owner ceasing to perform such obligations or (iii) Loan Trustee taking action or notifying Owner that it intends to take action to foreclose the Lien of the Trust Indenture in accordance with Section 5.02(a) of the Trust Indenture.

      "Majority in Interest of Note Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner, Loan Trustee or any Affiliate of any such party or any interests of Owner therein); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

      "Make-Whole Amount" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over
(b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets,
(A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519) " means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

      "Non-U.S. Person" means any Person other than a United
States person, as defined in Section 7701(a)(30) of the Code.

      "Note Holder" means at any time each registered holder of one or more Equipment Notes.

      "Note Purchase Agreement" means the Note Purchase Agreement, dated as of even date with the Trust Indenture, among the Owner, the Pass Through Trustee under each Pass Through Trust Agreement and the Loan Trustee, providing for, among other things, the issuance and sale of the Equipment Notes.

      "Officer's Certificate" means, in respect of any party to the Trust Indenture, a certificate signed by the Chairman, the President, any Vice President or Assistant Vice President, the
Treasurer or the Secretary of such party.

      "Operative Agreements" means, collectively, the Note
Purchase Agreement, the Trust Indenture, the initial Trust
Indenture Supplement, the Bills of Sale and the Equipment Notes.

      "Operative Leases" means each of the lease agreements between Lessor and Lessee identified on Schedule 1 to this Annex
A.

      "Original Amount," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

      "Owner" means Continental Airlines, Inc., a Delaware corporation.

      "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (including, without limitation, all Owner-furnished equipment, avionics, the APU and Passenger Convenience Equipment, but excluding Engines or engines), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine; provided that the term "Parts" shall not be deemed to include any Passenger Convenience Equipment if and for so long as such Equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Owner) as provided under Section 4.04 of the Trust Indenture.

      "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustees in connection with the Refinancing Transaction.

      "Pass Through Trust Agreement" means each of the four separate pass through trust agreements to be entered into by and between the Owner and the Pass Through Trustee in connection with the Refinancing Transaction.

      "Pass Through Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement, and each other person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

      "Passenger Convenience Equipment" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

      "Payment Date" means each January 2, April 2, July 2 and
October 2, commencing July 2, 1996.

      "Payment Due Rate" means, with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the lesser of (a) the Debt Rate applicable to such Series plus 2% and
(b) the maximum rate permitted under applicable Law and (ii) any payment made under any Operative Agreement to any other person, 10.76%.

      "Permitted Air Carrier" means any U.S. Air Carrier or any air carrier listed on Schedule 2 to this Annex A.

      "Permitted Lease" means a lease permitted under Section
4.02(b) of the Trust Indenture.

      "Permitted Lessee" means the lessee under a Permitted Lease.

      "Permitted Lien" means (a) the rights of Loan Trustee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Loan Trustee (both in its capacity as trustee under the Trust Indenture and in its individual capacity) created by the Trust Indenture; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.02(b) or 4.04(c) of the Trust Indenture; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Loan Trustee; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Loan Trustee; and (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 30 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 30 days after the expiration of such stay, and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Loan Trustee.

      "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government
Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

      "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, and any plan within the meaning of
Section 4975(e)(1) of the Code.

      "Premium Termination Date" means (i) with respect to Series
A Equipment Notes, Series B Equipment Notes and Series C
Equipment Notes, September 22, 2006 and (ii) with respect to
Series D Equipment Notes, June 26, 2003.

      "Purchase Agreement" means the Purchase Agreement No. 1783, dated March 18, 1993, between Airframe Manufacturer and Owner
(including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement).

      "QIB" is defined in Section 2.08 of the Trust Indenture.

      "Refinancing Transaction" means the transactions effected in accordance with the Note Purchase Agreement.

      "Refunding Agreement" means each of the four Refunding Agreements, dated as of the date of the Note Purchase Agreement, entered into by and among the Lessee, Gaucho-2 Inc., as owner participant, First Security Bank of Utah, as owner trustee, the Pass Through Trustee under each Pass Through Trust Agreement and the Loan Trustee, providing for, among other things, the issuance and sale of certain equipment notes.

      "Registration Rights Agreement" means the registration rights agreement to be entered into by and among the Owner and certain initial purchasers of the Pass Through Certificates to be issued pursuant to the Refunding Agreement, providing for, among other things, the exchange offer with respect to such Pass

Through Certificates to be registered under the Securities Act or the shelf registration of such Pass Through Certificates for a period to be specified therein.

      "Related Indemnitee" is defined in the last sentence of
Section 10.1.2 of the Note Purchase Agreement.

      "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Article IV of the Trust Indenture.

      "Replacement Engine" means an engine substituted for an Engine pursuant to Article IV of the Trust Indenture.

      "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

      "Section 1110" means 11 U.S.C. Section 1110 of the
Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

      "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security" means a "security" as defined in Section 2(1) of the Securities Act.

      "Senior Holder" is defined in Section 2.13(c) of the Trust
Indenture.

      "Series" means any of Series A, Series B, Series C or
Series D.

      "Series A" or "Series A Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A."

      "Series B" or "Series B Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

      "Series C" or "Series C Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

      "Series D" or "Series D Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series D" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series D."

      "Similar Aircraft" means a Boeing Model 737-500 aircraft (other than the Aircraft) having a passenger compartment configuration (of the type used in Block Nos. PT801-819 or of the type used in Block Nos. PT 828-850, in each case as specified in Boeing Detail Specification D6-38606-11 dated as of March 18, 1993, as amended or supplemented) most similar to the Aircraft.

      "Subordination Agent" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

      "Tax Indemnitee" means (a) WTC and Loan Trustee, (b), each separate or additional trustee appointed pursuant to the Trust
Indenture, (c) each Note Holder, (d) the respective successors, assigns, agents and servants of the foregoing and (e) the Collateral.

      "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

      "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

      "Transaction Expenses" means all costs and expenses incurred by Loan Trustee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements,
(b) any sublease or transfer of possession of the Aircraft or Airframe or any Engine, any Event of Loss with respect to the Aircraft, any Engine or any Part, any payment of Insured Amount and any replacement of any Engine or Part pursuant to the Trust Indenture, (c) all waivers, amendments or other agreements in connection with the Operative Agreements or the transactions contemplated thereby, in each case, except during the continuation of an Indenture Event of Default, only to the extent requested by Owner or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of the party incurring such costs or expenses not required by or made pursuant to the Operative Agreements), whether or not any of the same are also indemnified against by any other person, and (d) with respect to Loan Trustee, otherwise in connection with the administration of the transactions contemplated by the Trust Indenture or the Note Purchase Agreement, including, without limitation, in each such case (a) through (d), (i) the reasonable fees and disbursements of counsel for each Loan Trustee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing, (ii) all initial and ongoing fees, disbursements and expenses of Loan Trustee, and (iii) except as may be expressly provided in the Trust Indenture, the fees, expenses and disbursements of any Appraiser retained under or as contemplated by the Trust Indenture.

      "Transactions" means the transactions contemplated by the Note Purchase Agreement and the other Operative Agreements.

      "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

      "Transferee" means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Collateral, respectively, as described in Section 2.07 of the Trust Indenture.

      "Trust Indenture" means the Trust Indenture and Mortgage
637, dated as of May 20, 1996, between Owner and Loan Trustee.

      "Trust Indenture Supplement" means a Trust Indenture and
Mortgage 637 Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "United States" or "U.S." means the United States of
America; provided that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

      "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

      "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "U.S. Person" means any Person described in Section
7701(a)(30) of the Code.

      "Wet Lease" means any arrangement whereby Owner agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall at all times be in the sole possession and control of Owner, (ii) shall be operated in all respects solely by regular employees of Owner possessing all current certificates and licenses that are required under the Act or any FAA Regulations for the possession, use and operation of the Airframe and such Engines or engines (or, if the Airframe is then under foreign registration, in accordance with Section 4.02(e) of the Trust Indenture, the foregoing requirement shall apply in respect of all certificates and licenses required by such government of registration and the applicable Aviation Authority for the possession, use and operation of the Airframe and such Engines or engines), and (iii) shall in all events be maintained, insured and otherwise used and operated in compliance with the terms and provisions of the Trust Indenture.

      "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Loan Trustee under the Trust
Indenture, but in its individual capacity.

                            SCHEDULE 1

                         OPERATIVE LEASES

      1.  Lease Agreement 114, dated as of July 1, 1995 between
First Security Bank of Utah, National Association and Continental
Airlines, Inc.

      2.  Lease Agreement 115, dated as of July 1, 1995 between
First Security Bank of Utah, National Association and Continental
Airlines, Inc.

      3. Lease Agreement 116, dated as of March 15, 1996, between First Security Bank of Utah, National Association and Continental
Airlines, Inc.

      4. Lease Agreement 117, dated as of April 15, 1996, between First Security Bank of Utah, National Association and Continental
Airlines, Inc.

                            SCHEDULE 2

                      PERMITTED AIR CARRIERS

                            Aer Lingus
                            Air Canada
                            Air France
                         Air New Zealand
                             Alitalia
                            All Nippon
                   Ansett Airlines of Australia
                       Australian Airlines
                        Braathens S.A.F.E.
                         British Airways
                         British Midland
                        Britannia Airways
                 Canadian Airlines, International
                  Cathay Pacific Air Lines Ltd.
                    Condor (Sub of Lufthansa)
                             Finnair
                            Icelandair
                    Iberia Air Lines of Spain
                         Japan Air Lines
                         Japan Air System
                               KLM
                            Lufthansa
                             Lux Air
                        Malaysian Airlines
                            Martinair
                         Monarch Airlines
                             Olympic
                       Phillipine Airlines
                       Qantas Airways Ltd.
                              Sabena
                   Scandinavian Airlines System
                    Singapore Airlines Limited
                             Swissair
                          TAP (Portugal)
                           Thai Airways
                            Transavia

                                                          EXHIBIT A
                                                                 TO
                                       TRUST INDENTURE AND MORTGAGE


         TRUST INDENTURE AND MORTGAGE 637 SUPPLEMENT NO. 1

           This TRUST INDENTURE AND MORTGAGE 637 SUPPLEMENT NO. 1, dated May 20, 1996 (herein called this "Trust Indenture
Supplement") of CONTINENTAL AIRLINES, INC. as Owner (herein called the "Owner").

                       W I T N E S S E T H:

           WHEREAS, the Trust Indenture and Mortgage 637, dated as of May 20, 1996 (the "Trust Indenture") between the Owner and Wilmington Trust Owner, as Loan Trustee (the "Loan Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Loan Trustee; and

           WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

           NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner's right, title and interest in and to the following described property:

                             AIRFRAME

                One airframe identified as follows:

                                              FAA
                                         Registration    Manufacturer's
    Manufacturer           Model            Number        Serial Number
    ------------           -----         ------------    --------------



The Boeing                737-524           N33637             27540
Company



together with all of the Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                         AIRCRAFT ENGINES

  Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

     Manufacturer         Manufacturer's Model        Serial Number
     ------------         --------------------        -------------
      CFM                         56-3                   858302
International, Inc.
      CFM                         56-3                   858306
International, Inc.



together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

           Together with all of Owner's right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

           TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

           This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

           AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

                               * * *

           IN WITNESS WHEREOF, the Owner has caused this Trust
Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                    CONTINENTAL AIRLINES, INC., as
                                      Owner


                                    By:____________________________
                                       Name:
                                       Title:

                            SCHEDULE I

                  Original Amount             Interest Rate
                  ---------------             -------------
Series A . . . .

Series B . . . .

Series C . . . .

Series D . . . .



            [Intentionally omitted from the version of
                this document filed with the FAA as
          containing confidential financial information.]

                    Equipment Note Amortization

                             SERIES A

                                          Percentage of Original
           Payment Date                     Amount to be Paid
           ------------                   ----------------------







            [Intentionally omitted from the version of
                this document filed with the FAA as
          containing confidential financial information.]

                             SERIES B

                                          Percentage of Original
           Payment Date                     Amount to be Paid
           ------------                   ----------------------







            [Intentionally omitted from the version of
                this document filed with the FAA as
          containing confidential financial information.]

                             SERIES C

                                          Percentage of Original
           Payment Date                     Amount to be Paid
           ------------                   ----------------------







            [Intentionally omitted from the version of
                this document filed with the FAA as
          containing confidential financial information.]

                             SERIES D

                                          Percentage of Original
           Payment Date                     Amount to be Paid
           ------------                   ----------------------






            [Intentionally omitted from the version of
                this document filed with the FAA as
          containing confidential financial information.]